Exhibit 99.1

FOR RELEASE:  IMMEDIATELY

PRUDENTIAL BANCORP, INC. OF PENNSYLVANIA ANNOUNCES
SIXTH STOCK REPURCHASE PROGRAM AND
PRUDENTIAL MUTUAL HOLDING COMPANY ANNOUNCES
COMMENCEMENT OF STOCK PURCHASE PROGRAM

            Philadelphia, Pennsylvania (January 22, 2008) -- Prudential Bancorp, Inc. of Pennsylvania (the "Company") (Nasdaq Global Market: PBIP), the "mid-tier" holding company for Prudential Savings Bank (the "Bank"), announced today that its Board of Directors has approved the commencement of its sixth stock repurchase program of up to an additional 220,000shares or approximately 5% of the Company's outstanding common stock held by other than Prudential Mutual Holding Company ("MHC").  The Company will commence the repurchase program upon completion of the Company's fifth repurchase program for 230,000 shares which has 48,240 shares remaining to be repurchased.  In addition, the MHC, the majority shareholder of the Company, announced today that its Board of Directors has also approved the purchase of 220,000 shares of the Company's common stock.  Repurchases will be made by the Company and the MHC from time to time in open-market or privately-negotiated transactions or otherwise as, in the opinion of management, market conditions warrant.  The repurchased shares will be held by the Company as treasury stock and will be available for general corporate purposes.  The repurchased shares held by the MHC will continue to be issued and outstanding and will increase the MHC's percentage ownership of the Company.

            Tom Vento, President and Chief Executive Officer, stated "We are pleased to announce our sixth buy back program since our initial public offering in March 2005, which is a reflection of our commitment to build long-term shareholder value.  To date, we have repurchased 1,225,644 shares at an aggregate cost of $16.0 million, or $13.07 per share on average."

            Prudential Bancorp, Inc. of Pennsylvania is the "mid-tier" holding company for Prudential Savings Bank.  Prudential Savings Bank is a Pennsylvania-chartered, FDIC-insured savings bank that was originally organized in 1886.  The Bank conducts business from its headquarters and main office in Philadelphia, Pennsylvania as well as six additional full-service branch offices, five of which are in Philadelphia and one of which is in Drexel Hill in Delaware County, Pennsylvania.  At September 30, 2007, the Company had total assets of $474.2 million, total liabilities of $393.2 million and shareholders' equity of $81.0 million.

            Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  A number of factors, many of which are beyond the Company's control, could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements.  The Company's reports filed from time-to-time with the Securities and Exchange Commission, describe some of these factors, including general economic conditions, changes in interest rates, deposit flows, the cost of funds, changes in credit quality and interest rate risks associated with the Company's business and operations.  Other factors described include changes in our loan portfolio, changes in competition, fiscal and monetary policies and legislation and regulatory changes.  Investors are encouraged to access the Company's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company at www.Prudentialsavingsbank.com under the Investor Relations menu. We undertake no obligation to update any forward-looking statements.

Contacts:

Thomas A. Vento, President and Chief Executive Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.

Joseph R. Corrato, Executive Vice President and Chief Financial Officer, Prudential Bancorp, Inc. of Pennsylvania and Prudential Savings Bank, 215-755-1500.